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                                  EXHIBIT 9(b)


                   Amendment made as of June 19, 1996 to the
                    Management and Administration Agreement
                  between Registrant and The Winsbury Company


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                                  AMENDMENT TO
                    MANAGEMENT AND ADMINISTRATION AGREEMENT
                           DATED AS OF AUGUST 1, 1995

         AMENDMENT made as of June 19, 1996 to the MANAGEMENT AND ADMINISTRATION AGREEMENT dated as of August 1, 1995 (the "Agreement") by and between The HighMark Group, a Massachusetts business trust (the "Trust") and The Winsbury Company Limited Partnership d/b/a The Winsbury Company (now known as BISYS Fund Services) to reduce the number of days required to provide written notice for termination of the Agreement from 120 days to 90 days.

         The last sentence of Section 5 is amended to read:

                  This Agreement is terminable at any time with respect to a particular Fund or the Trust as a whole by either party without penalty for any reason upon 90 days' written notice by the party effecting such termination to the other party.

                                      THE HIGHMARK GROUP

                                      By:  /s/
                                          --------------------------
                                          Name:
                                          Title:

                                      BISYS FUND SERVICES LIMITED
                                        PARTNERSHIP

                                      By:  BISYS Fund Services, Inc.,
                                           General Partner

                                      By:  /s/
                                          --------------------------
                                      Title:
                                             -----------------------


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